EXHIBIT 99.1

        News Release

Pioneer Southwest Energy Partners L.P. Reports

Second Quarter 2009 Results

Dallas, Texas, August 4, 2009 -- Pioneer Southwest Energy Partners L.P. (“Pioneer Southwest” or “the Partnership”) (NYSE:PSE) today announced financial results for the quarter ended June 30, 2009. Net loss for the second quarter was $2 million, or $.06 per common unit. The loss included noncash mark-to-market derivative losses of $24 million. Without the effect of this item, adjusted income for the second quarter would have been $22 million, or $.72 per common unit. Cash flow from operating activities for the period was $20 million.

Oil and gas sales for the second quarter averaged 4,559 barrels oil equivalent per day (BOEPD). Second quarter oil sales averaged 2,810 barrels per day (BPD), natural gas liquid (NGL) sales averaged 968 BPD and gas sales averaged 4.7 million cubic feet per day (MMCFPD). Second quarter production of 4,559 BOEPD was slightly below the second quarter guidance range of 4,700 BOEPD to 4,900 BOEPD, primarily due to hurricane-related NGL inventory and production adjustments.

The second quarter average price for oil was $110.90 per barrel. The price for NGLs was $47.03 per barrel, and the price for gas was $5.75 per thousand cubic feet. The average prices reported for the second quarter benefited from the Partnership’s attractive commodity derivative position.

Pioneer Southwest previously announced a cash distribution of $15 million, or $.50 per outstanding common unit for the quarter ended June 30, 2009. The distribution is payable August 12, 2009, to holders of record at the close of business on August 4, 2009. Distributions are supported by a significant derivative position covering approximately 75%, 70% and 45% of the Partnership’s production in 2009, 2010 and 2011, respectively.

The Partnership is currently evaluating a potential acquisition of certain developed and undeveloped oil and gas properties from Pioneer Natural Resources Company. Additionally, the Partnership continues to evaluate the potential benefits of initiating a development drilling program in the Spraberry field with costs decreasing and margins improving. The Partnership also continues to evaluate third-party acquisition opportunities. The decision regarding whether to pursue these growth opportunities will be dependent on market conditions, among other items.

Financial Outlook

Third quarter 2009 production is forecasted to average 4,500 BOEPD to 4,800 BOEPD. Third quarter production costs (including production and ad valorem taxes) are expected to average $19.00 to $22.00 per barrel oil equivalent (BOE) based on current NYMEX strip prices for oil, NGLs and gas. Depreciation, depletion and amortization expense is expected to average $4.50 to $5.50 per BOE.

General and administrative expense is expected to be $1 million to $2 million. Interest expense and accretion of discount on asset retirement obligations are both expected to be nominal.

Pioneer Southwest’s third quarter cash taxes and effective income tax rate are expected to beapproximately 1% as a result of Pioneer Southwest being subject to the Texas Margin tax.

Commodity Derivatives

Prior to February 1, 2009, the Partnership entered into and designated certain commodity derivative instruments as cash flow hedges of commodity price risk in accordance with generally accepted accounting principles in the United States (GAAP). Effective February 1, 2009, the Partnership discontinued hedge accounting on all of its existing derivative instruments and, since that date has accounted for derivative instruments using the mark-to-market (MTM) accounting method.

On January 31, 2009, the Partnership determined the fair value of its derivative hedge instruments and adjusted the effective portion of its net hedge gains in accumulated other comprehensive income – deferred hedge gains, net of tax (AOCI), in the partners’ equity portion of its consolidated balance sheet, to $147 million. In accordance with GAAP, the Partnership transfers the net hedge gains included in AOCI to oil and gas revenues in the same periods in which the transactions that they hedged are recognized in earnings. During the three and six month periods ended June 30, 2009, the Partnership transferred $18 million and $29 million of net gains from AOCI to oil and gas revenues, respectively, attributable to discontinued hedge derivatives.

Under the MTM accounting method, the Partnership has accounted for all changes in the fair values of its derivative instruments since February 1, 2009, as gains or losses in the earnings of the periods in which they occurred. The Partnership’s MTM net derivative losses that were recorded to the earnings of the three and six month periods ended June 30, 2009, and the scheduled amortization of net deferred gains on discontinued commodity hedges to oil and gas revenue are shown in the attached schedules.

Earnings Conference Call

On Wednesday, August 5 at 11:00 a.m. Central Time, Pioneer Southwest will discuss its financial and operating results with an accompanying presentation. The call will be webcast on Pioneer Southwest’s website, www.pioneersouthwest.com. The presentation will be available on the website for preview in advance of the call. At the website, select ‘INVESTORS’ at the top of the page. For those who cannot listen to the live webcast, a replay will be available shortly thereafter. Or you may choose to dial (877) 723-9502 (confirmation code: 4416045) to listen by telephone and view the accompanying presentation at the website above. A telephone replay will be available by dialing (888) 203-1112 (confirmation code: 4416045).

Pioneer Southwest is a Delaware limited partnership headquartered in Dallas. Pioneer Natural Resources formed Pioneer Southwest to own and acquire oil and gas assets in its area of operations. This area includes onshore Texas and eight counties in the southeast region of New Mexico. For more information, visit Pioneer Southwest’s website at www.pioneersouthwest.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Southwest are subject to a number of risks and uncertainties that may cause Pioneer Southwest’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices, the effectiveness of Pioneer Southwest's commodity price derivative strategy, reliance on Pioneer Natural Resources Company and its subsidiaries to manage Pioneer Southwest's business and identify and evaluate acquisitions, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, access to and availability of drilling equipment and transportation, processing and refining facilities, Pioneer Southwest's ability to replace reserves, including through acquisitions, and implement its business plans or complete its development activities as scheduled, uncertainties associated with acquisitions, access to and cost of capital, the financial strength of counterparties to Pioneer Southwest’s credit facility and derivative contracts and the purchasers of Pioneer Southwest’s oil, NGL and gas production, uncertainties about estimates of reserves, the assumptions underlying production forecasts, quality of technical data and environmental and weather risks. These and other risks are described in Pioneer Southwest's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission. In addition, Pioneer Southwest may be subject to currently unforeseen risks that may have a materially adverse impact on it. Pioneer Southwest undertakes no duty to publicly update these statements except as required by law.

Pioneer Southwest Energy Partners L.P. Contacts:

Investors

Frank Hopkins – 972-969-4065

Matt Gallagher – 972-969-4017

Nolan Badders – 972-969-3955

Media and Public Affairs

Susan Spratlen – 972-969-4018

Suzanne Hicks – 972-969-4020

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$34,262	$29,936
Accounts receivable	10,130	10,965
Inventories	731	1,659
Prepaid expenses	120	105
Derivatives	29,363	51,261

Total current assets	74,606	93,926

Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting	225,325	225,092
Accumulated depletion, depreciation and amortization	(88,069)	(83,335)

Total property, plant and equipment	137,256	141,757

Deferred income taxes	688	235
Other assets:
Derivatives	39,308	65,804
Other, net	698	806

	$252,556	$302,528

LIABILITIES AND PARTNERS' EQUITY

Current liabilities:
Accounts payable:
Trade	$3,732	$4,739
Due to affiliates	365	5,968
Income taxes payable to affiliate	710	492
Deferred income taxes	370	521
Derivatives	266	—
Asset retirement obligations	500	23

Total current liabilities	5,943	11,743

Derivatives	116	—
Asset retirement obligations	5,048	5,683
Partners' equity	241,449	285,102

	$252,556	$302,528

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues:
Oil	$28,360	$32,299	$53,708	$61,033
Natural gas liquids	4,142	5,168	8,482	9,896
Gas	2,451	3,523	5,327	6,252
Interest and other	56	9	174	9
	35,009	40,999	67,691	77,190
Costs and expenses:
Oil and gas production	6,419	7,942	13,722	14,566
Production and ad valorem taxes	1,924	3,109	3,807	5,846
Depletion, depreciation and amortization	1,984	1,641	4,734	3,403
General and administrative	780	1,462	2,030	2,693
Accretion of discount on asset retirement obligations	108	30	215	59
Interest	191	236	380	236
Derivative loss, net	25,505	—	32,460	—
	36,911	14,420	57,348	26,803

Income (loss) before taxes	(1,902)	26,579	10,343	50,387
Income tax provision	(5)	(279)	(89)	(528)
Net income (loss)	$(1,907)	$26,300	$10,254	$49,859

Allocation of net income (loss): (a)
Net income applicable to the Partnership Predecessor	$—	$10,414	$—	$33,973
Net income (loss) applicable to the Partnership	(1,907)	15,886	10,254	15,886
Net income (loss)	$(1,907)	$26,300	$10,254	$49,859

Allocation of net income (loss) applicable to the Partnership:
General partner's interest in net income (loss)	$(2)	$16	$10	$16
Limited partners' interest in net income (loss)	(1,905)	15,870	10,244	15,870
Net income (loss) applicable to the Partnership	$(1,907)	$15,886	$10,254	$15,886

Net income (loss) per common unit – basic and diluted	$(0.06)	$0.53	$0.34	$0.53

Weighted average common units outstanding – basic and diluted	30,009	30,009	30,009	30,009

_____________

(a)	Represents the results of operations of the Partnership Predecessor for periods prior to May 6, 2008 and results of operations for the Partnership for periods subsequent to May 5, 2008.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended		Six Months Ended
	June, 30		June, 30
	2009	2008	2009	2008

Cash flows from operating activities:
Net income (loss)	$(1,907)	$26,300	$10,254	$49,859
Adjustments to reconcile net income (loss) to net
cash provided by operating activities:
Depletion, depreciation and amortization	1,984	1,641	4,734	3,403
Deferred income taxes	(129)	(2)	(129)	(6)
Accretion of discount on asset retirement obligations	108	30	215	59
Amortization of debt issuance costs	50	39	108	39
Derivative related activity	19,933	(2,824)	24,433	(2,824)
Changes in operating assets and liabilities, net of effects from acquisition and disposition:
Accounts receivable	597	(1,822)	835	(3,052)
Inventories	64	—	928	—
Prepaid expenses	(65)	(285)	(15)	(285)
Accounts payable	(97)	10,412	(6,578)	11,543
Income taxes payable to affiliate	134	(759)	218	(507)
Asset retirement obligations	(246)	—	(373)	(46)
Net cash provided by operating activities	20,426	32,730	34,630	58,183
Cash flows from investing activities:
Payments for acquisition of carrying value	—	(140,540)	—	(140,540)
Additions to oil and gas properties	(86)	(174)	(264)	(257)
Net cash used in investing activities	(86)	(140,714)	(264)	(140,797)
Cash flows from financing activities:
Proceeds from issuance of common units, net	—	163,045	—	163,045
Partner contributions	—	24	—	24
Payments for acquisition in excess of carrying value	—	(22,529)	—	(22,529)
Payment of financing fees	—	(960)	—	(960)
Distributions to general partner and common unitholders	(15,020)	—	(30,040)	—
Net distributions to owner	—	(19,136)	—	(44,506)
Net cash provided by (used in) financing activities	(15,020)	120,444	(30,040)	95,074
Net increase in cash and cash equivalents	5,320	12,460	4,326	12,460
Cash and cash equivalents, beginning of period	28,942	1	29,936	1
Cash and cash equivalents, end of period	$34,262	$12,461	$34,262	$12,461

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED SUMMARY PRODUCTION AND PRICE DATA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Average Daily Sales Volumes:
Oil (Bbls) —	2,810	3,046	2,961	3,148

Natural gas liquids (Bbls) —	968	1,135	1,138	1,140

Gas (Mcf) —	4,686	4,955	4,963	4,920

Total (BOE) —	4,559	5,006	4,927	5,108

Average Reported Prices:
Oil (per Bbl) —	$110.90	$116.54	$100.21	$106.52

Natural gas liquids (per Bbl) —	$47.03	$50.05	$41.17	$47.69

Gas (per Mcf) —	$5.75	$7.81	$5.93	$6.98

Total (BOE) —	$84.25	$89.98	$75.71	$83.02

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

(in thousands)

EBITDAX and distributable cash flow (as defined below) are presented herein and reconciled to the generally accepted accounting principle ("GAAP") measures of net cash provided by operating activities and net income (loss). Management of Pioneer Southwest Energy Partners LP believes these financial measures provide additional information to the investment community about the Partnership's ability to generate sufficient cash flow to sustain or increase distributions to its unitholders, among other items. In particular, EBITDAX is used in the Partnership's credit facility to determine the interest rate that we will pay on outstanding borrowings and to determine compliance with the leverage and interest coverage tests. EBITDAX and distributable cash flow should not be considered as alternatives to net cash provided by operating activities or net income (loss), as defined by GAAP.

	Three Months Ended	Six Months Ended
	June 30, 2009	June 30, 2008

Net cash provided by operating activities	$20,426	$34,630
Deduct:
Depletion, depreciation and amortization	(1,984)	(4,734)
Deferred income taxes	129	129
Accretion of discount on asset retirement obligations	(108)	(215)
Amortization of debt issuance costs	(50)	(108)
Derivative related activity	(19,933)	(24,433)
Changes in operating assets and liabilities	(387)	4,985

Net income (loss)	(1,907)	10,254
Add:
Depletion, depreciation and amortization	1,984	4,734
Accretion of discount on asset retirement obligations	108	215
Interest expense	191	380
Income tax provision	5	89
Derivative related activity	19,933	24,433

EBITDAX (a)	20,314	40,105
Deduct:
Cash reserves to maintain production and cash flow	(5,107)	(8,658)
Cash interest expense	(141)	(272)
Cash income taxes	(134)	(218)

Distributable cash flow (b)	$14,932	$30,957

_____________

(a)

"EBITDAX" represents earnings before depletion, depreciation and amortization expense; accretion of discount on asset retirement obligations; interest expense; income taxes and noncash commodity derivative related activity.

(b)	Distributable cash flow equals EBITDAX less the Partnership's estimated cash reserves to maintain production and cash flow, cash interest expense and cash income taxes.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

SUPPLEMENTAL INFORMATION

Open Commodity Derivative Positions as of August 3, 2009 (a)

	2009
	Third	Fourth
	Quarter	Quarter	2010	2011

Average Daily Oil Production Associated with Commodity Derivatives:
Swap Contracts:
Volume (Bbl)	2,500	2,500	2,000	—
NYMEX price (Bbl)	$99.26	$99.26	$99.32	$—
Collar Contracts:
Volume (Bbl)	—	—	—	2,000
NYMEX price (Bbl):
Ceiling	$—	$—	$—	$170.00
Floor	$—	$—	$—	$115.00
Average Daily Natural Gas Liquid Production
Associated with Commodity Derivatives:
Swap Contracts:
Volume (Bbl)	750	750	750	—
Blended index price (Bbl) (b)	$53.80	$53.80	$52.52	$—
Average Daily Gas Production Associated with Commodity Derivatives:
Swap Contracts:
Volume (MMBtu)	2,500	2,500	2,500	—
NYMEX price (MMBtu) (c)	$9.52	$9.52	$9.01	$—

_____________

(a)

Effective February 1, 2009, Pioneer Southwest Energy Partners L.P. ceased accounting for commodity derivatives as hedges on a prospective basis. Changes in derivative values from February 1, 2009 will be recorded as derivative gains or losses.

(b)	Represents the blended Mont Belvieu posted price per Bbl.
(c)	Approximate NYMEX price based on the differential to the index price on the derivative trade date.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED SUPPLEMENTAL INFORMATION

Derivative Losses, Net

(in thousands)

	Three Months Ended	Six Months Ended
	June 30, 2009	June 30, 2008

Noncash mark-to-market changes:
Oil derivative loss	$20,429	$30,543
NGL derivative loss	2,933	2,018
Gas derivative loss (gain)	501	(316)
Total noncash derivative losses, net	23,863	32,245

Cash settlements:
Oil derivative loss	$1,819	$679
NGL derivative loss (gain)	95	(44)
Gas derivative gain	(272)	(420)
Total cash derivative losses, net	1,642	215

Total derivative losses, net	$25,505	$32,460

Deferred Gains on Discontinued Commodity Hedges as of June 30, 2009

(in thousands)

	2009
	Second Quarter	Third Quarter	Fourth Quarter	2010	2011
Commodity hedge gains (a):
Oil	$13,989	$14,143	$14,143	$37,100	$36,489
NGL	2,075	2,094	2,090	6,688	—
Gas	1,474	1,491	1,491	2,893	—
Total	$17,538	$17,728	$17,724	$46,681	$36,489

_____________

(a)	Deferred commodity hedge gains will be amortized as increases to oil and gas revenues during the indicated future periods.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

(in millions, except per unit data)

Income adjusted for unrealized mark-to-market derivative losses, as presented in this press release, is presented and reconciled to the Partnership's net loss determined in accordance with GAAP because the Partnership believes that this non-GAAP financial measure reflect an additional way of viewing aspects of the Partnership's business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors and trends affecting its historical financial performance and future operating results, greater transparency of underlying trends and greater comparability of results across periods. In addition, management believes that this non-GAAP measure may enhance investors' ability to assess the Partnership's historical and future financial performance. This non-GAAP financial measure is not intended to be substitutes for the comparable GAAP measure and should be read only in conjunction with the Partnership's consolidated financial statements prepared in accordance with GAAP. Unrealized mark-to-market derivative gains and losses are of a type that will recur in future periods; however, the amount can vary significantly from period to period. The table below reconciles the Partnership's net loss for the three months ended June 30, 2009, as determined in accordance with GAAP, to adjusted income excluding unrealized mark-to-market losses for that quarter.

	After-tax	Per Common
	Amounts	Unit

Net loss	$(2)	$(0.06)
Unrealized mark-to-market derivative loss ($24 before-tax)	24	0.78

Adjusted income excluding unrealized mark-to-market losses	$22	$0.72